Exhibit 5.1

July 30, 2012

Dynex Capital, Inc.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with the preparation of a prospectus supplement and prospectus (together with the prospectus supplement, the “Prospectus”) relating to the Company’s Registration Statement on Form S-3, file number 333-173551 (as the same may be amended and supplemented, the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of up to 2,300,000 shares (the “Shares”) of the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share, par value $0.01 per share (the “Series A Preferred Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Articles of Incorporation, as amended to date (the “Restated Articles”), and the Amended and Restated Bylaws of the Company, as amended to date (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Company and a committee thereof with respect to the offering and sale of the Shares, (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof, and (iv) an executed copy of the Underwriting Agreement, dated as of July 25, 2012, by and among the Company and J.P. Morgan Securities LLC, Barclays Capital Inc. and Jefferies & Company, Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”).

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

ATLANTA    CHICAGO     HONG KONG     NEW YORK     NEWARK     NORFOLK     ORANGE COUNTY     PORTLAND RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

Dynex Capital, Inc.

July 30, 2012

In expressing the opinion set forth below, we have assumed that the Shares will not be issued or transferred in violation of the restrictions on ownership and transfer set forth in Articles IIIA, VI and VII of the Restated Articles.

We note that the Series A Preferred Stock is convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), only if certain future events specified in Article IIIA of the Restated Articles relating to the Series A Preferred Stock occur. Because we do not know whether those events will ever occur or the circumstances that may exist if and when they occur, we do not express any opinion with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the Shares have been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Restated Articles, the Registration Statement, the Resolutions and the Underwriting Agreement (assuming that, upon any issuance of the Shares, the total number of shares of Series A Preferred Stock issued and outstanding, together with the total number of shares of Series A Preferred Stock reserved for issuance will not exceed the total number of shares of Series A Preferred Stock that the Company is then authorized to issue under the Restated Articles), the Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, the incorporation of this opinion by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP